EXHIBIT 31.1

CERTIFICATION

I, Richard MacPherson, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Midwest Energy Emissions Corp.;

2.

Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: June 7, 2023	By:	/s/ Richard MacPherson
Richard MacPherson,
President and Chief Executive Officer (Principal Executive Officer)